Exhibit 10.18

EXECUTION COPY

FIRST REFINANCING AMENDMENT dated as of January 31, 2011 (this “Amendment”), relating to the Amended and Restated Credit Agreement dated as of August 11, 2005, as amended and restated as of June 9, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SUNGARD DATA SYSTEMS INC. (the “Company”), SUNGARD HOLDCO LLC (“Holdings”), the Overseas Borrowers from time to time party thereto (the “Overseas Borrowers” and, together with the Company, the “Borrowers”), the Lenders from time to time party thereto (the “Lenders”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent, Swing Line Lender and L/C Issuer.

RECITALS

A. The Credit Agreement permits the Company to obtain from any Lender or Additional Lender Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans outstanding under the Credit Agreement in the form of Other Term Loans and Other Term Commitments pursuant to a Refinancing Amendment.

B. On the First Refinancing Amendment Effective Date (as defined below), the Company intends to (i) incur additional Term Loans pursuant to Sections 2.18 and 7.03(a) of the Credit Agreement in an aggregate principal amount of up to $479,220,000 (the “Incremental Term B Loans”) and (ii) use the proceeds of the Incremental Term B Loans to repay all Incremental Term Loans outstanding immediately prior to the First Refinancing Amendment Effective Date (the “Original Incremental Term Loans”) and accrued interest thereon and to pay fees and expenses incurred in connection with the foregoing.

C. Subject to the term and conditions set forth herein, each Person party hereto whose name is set forth on Schedule I hereto under the heading “Incremental Term B Lenders” (each such Person who is an Incremental Term Lender holding Original Incremental Term Loans immediately prior to the effectiveness of this Amendment, a “Continuing Incremental Term B Lender”; each such Person who is not a Continuing Incremental Term B Lender, an “Additional Incremental Term B Lender”; and each Continuing Incremental Term B Lender and Additional Incremental Term B Lender, an “Incremental Term B Lender”) has agreed to provide the Incremental Term B Commitment in the amount set forth opposite its name on such Schedule (or to convert its Original Incremental Term Loans in such principal amount into Incremental Term B Loans (such converted Incremental Term B Loans, the “Converted Incremental Term Loans”, and any such conversion of Original Incremental Term Loans into Incremental Term B Loans being referred to herein as a “Conversion”)). Any Lender holding Original Incremental Term Loans immediately prior to the effectiveness of this Amendment that is not an Incremental Term B Lender is referred to herein as an “Exiting Incremental Term Lender”.

D. This Amendment is a Refinancing Amendment entered into pursuant to Section 2.18 of the Credit Agreement to effect such amendments to the Credit Agreement to effect the refinancing of the Original Incremental Term Loans with the Incremental Term B Loans as described above.

AGREEMENTS

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holdings, the Borrowers, the Incremental Term B Lenders and the Administrative Agent hereby agree as follows:

ARTICLE I.

Amendments

SECTION 1.01. Defined Terms. Capitalized terms used herein (including in the recitals hereto) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

SECTION 1.02. Incremental Term B Commitments. (a) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date, each Additional Incremental Term B Lender agrees to fund an Incremental Term B Loan in a principal amount not exceeding such Additional Incremental Term B Lender’s Incremental Term B Commitment set forth on Schedule I hereto.

(b) Subject to the terms and conditions set forth herein, on the First Refinancing Amendment Effective Date, each Continuing Incremental Term B Lender agrees to (i) fund an Incremental Term B Loan or (ii) if such Continuing Incremental Term B Lender has given the Administrative Agent at least one Business Day’s notice that it desires to convert all or a portion of its Original Incremental Term Loans into Converted Incremental Term Loans, convert all or portion of its Original Incremental Term Loans into Incremental Term B Loans (not exceeding the principal amount of such Continuing Incremental Term B Lender’s Incremental Term B Commitment set forth on Schedule I hereto), so that the aggregate principal amount of such funded Incremental Term B Loan and such Converted Incremental Term Loans equals such Continuing Incremental Term B Lender’s Incremental Term B Commitment. Without limiting the generality of the foregoing, each Continuing Incremental Term B Lender shall have a commitment to fund an Incremental Term B Loan or acquire by Conversion Converted Incremental Term Loans in the amounts set forth opposite its name on Schedule I hereto. Each party hereto acknowledges and agrees that notwithstanding any such Conversion, each such Continuing Incremental Term B Lender shall be entitled to receive payment on the First Refinancing Amendment Effective Date of the unpaid fees and interest accrued to such date, and any amounts payable pursuant to Section 3.05 of the Credit Agreement, with respect to all its Original Incremental Term Loans.

(c) Each Lender, by delivering its signature page to this Amendment and funding, or converting its Original Incremental Term Loans into, the Incremental Term B Loans on the First Refinancing Amendment Effective Date shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Class of Lenders on the First Refinancing Amendment Effective Date. The commitments of the Incremental Term B Lenders are several, and no Incremental Term B Lender shall be responsible for any other Incremental Term B Lender’s failure to make Incremental Term B Loans.

(d) Subject to the terms and conditions set forth herein, pursuant to Section 2.18 of the Credit Agreement, effective as of the First Refinancing Amendment Effective Date, for all purposes of the Loan Documents, (i) the Incremental Term B Commitments shall constitute “Incremental Term Commitments”, “Term Commitments” and “Other Term Commitments”, (ii) the Incremental Term B Loans shall constitute “Incremental Term Loans”, “Term Loans” and “Other Term Loans” and (iii) each Incremental Term B Lender shall become an “Additional Lender”, a “Term Lender” and a “Lender” (if such Incremental Term B Lender is not already a Term Lender or Lender prior to the effectiveness of this Amendment) and shall have all the rights and obligations of a Lender holding an Incremental Term Loan Commitment (or, following the making of an Incremental Term B Loan, an Incremental Term Loan).

(e) [Intentionally Omitted]

(f) The Original Incremental Term Loans of each Continuing Incremental Term B Lender (to the extent not converted to an Incremental Term B Loan pursuant to Section 1.02(b)) and of each Exiting Incremental Term Lender shall, immediately upon the effectiveness of this Amendment, be repaid in full (together with any unpaid fees and interest accrued thereon (including funding losses payable pursuant to Section 3.05)) with the proceeds of the Incremental Term B Loans and other funds available to the Company. The Administrative Agent hereby waives the requirement that the Company provide advance notice of such repayment pursuant to Section 2.05(a). The Company shall, on the First Refinancing Amendment Effective Date, pay to the Administrative Agent, for the accounts of the Persons that are Incremental Term Lenders immediately prior to the First Refinancing Amendment Effective Date, all interest and fees accrued to the First Refinancing Amendment Effective Date with respect to the Original Incremental Term Loans, whether or not such Original Incremental Term Loans are converted pursuant to Section 1.02(b).

(g) The obligation of each Incremental Term B Lender to make Incremental Term B Loans on the First Refinancing Amendment Effective Date is subject to the satisfaction of the following conditions:

(i) Immediately before and after giving effect to the borrowing of the Incremental Term B Loans and the repayment in full of the Original Incremental Term Loans, the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied on and as of the First Refinancing Amendment Effective Date, and the Incremental Term B Lenders shall have received a certificate of a Responsible Officer dated the First Refinancing Amendment Effective Date to such effect.

(ii) The Administrative Agent shall have received a favorable legal opinion of Simpson Thacher & Bartlett LLP, counsel to the Loan Parties, covering such matters as the Administrative Agent may reasonably request and otherwise reasonably satisfactory to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinion.

(iii) The Administrative Agent shall have received (i) a certificate of good standing with respect to each of the Borrowers and Holdings and (ii) a closing certificate executed by a Responsible Officer of each of the Borrowers and Holdings dated the First Refinancing Amendment Effective Date, substantially in the form of the closing certificate delivered in connection with the Amendment and Restatement Agreement, certifying as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection herewith on behalf of each of the Borrowers and Holdings and attaching (A) a true and complete copy of the certificate of incorporation or formation, as applicable, of each of the Borrowers and Holdings, including all amendments thereto, as in effect on the First Refinancing Amendment Effective Date, certified as of a recent date by the Secretary of State of the state of its organization, that has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (B) a true and complete copy of the by-laws or limited liability company agreement, as applicable, of each of the Borrowers and Holdings as in effect on the First Refinancing Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (C) below, and (C) a true and complete copy of resolutions duly adopted by the Board of Directors or the Board of Managers, as applicable, of each of the Borrowers and Holdings authorizing the execution, delivery and performance of this Amendment and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect.

(iv) The Administrative Agent shall have received a Committed Loan Notice in a form acceptable to the Administrative Agent requesting that the Incremental Term B Lenders make the Incremental Term B Loans to the Company on the First Refinancing Amendment Effective Date.

(v) The conditions to effectiveness of this Amendment set forth in Section 1.04 hereof (other than paragraph (b) thereof) shall have been satisfied.

(vi) Each Loan Party shall have entered into a reaffirmation agreement, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 1.03. Amendment of Credit Agreement. (a) Effective as of the First Refinancing Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i) The following definitions are hereby added in the appropriate alphabetical order to Section 1.01:

“Conversion” has the meaning assigned thereto in the First Refinancing Amendment.

“Converted Incremental Term Loans” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment” means the First Refinancing Amendment to this Agreement dated as of January 31, 2011, among Holdings, the Borrowers, the Incremental Term Lenders party thereto and the Administrative Agent.

“First Refinancing Amendment Effective Date” has the meaning assigned thereto in the First Refinancing Amendment.

“First Refinancing Amendment Reaffirmation Agreement” means the Reaffirmation Agreement dated as of January 31, 2011, among Holdings, the subsidiaries of Holdings party thereto and the Administrative Agent.

“Original Incremental Term Loans” has the meaning assigned thereto in the First Refinancing Amendment.

(ii) Clause (c) of the definition of the term “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Notwithstanding clause (a) of this definition, the Applicable Rate for each Incremental Term Loan shall be, as of any date of determination, (i) for Eurocurrency Rate Loans, 3.50% per annum, and (ii) for Base Rate Loans, 2.50% per annum.”.

(iii) The definition of the term “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting last sentence thereof.

(iv) The definition of the term “Collateral Documents” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the text “First Refinancing Amendment Reaffirmation Agreement,” after the text “Mortgages,”.

(v) The definition of the term “Eurocurrency Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (d) thereof.

(vi) The definition of the term “Incremental Arrangers” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Arranger” means J.P. Morgan Securities LLC, in its capacity as sole lead arranger with respect to the Incremental Term Loan and the First Refinancing Amendment.”

(vii) The definition of the term “Incremental Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Term Commitment” means, as to each Incremental Term Lender, its obligation to make an Incremental Term Loan to the

Company pursuant to Section 2.01(e) (including pursuant to a Conversion of Original Incremental Term Loans of such Incremental Term Lender) in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule I to the First Refinancing Amendment under the caption “Incremental Term B Commitment” or in the Assignment and Assumption pursuant to which such Incremental Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Incremental Term Commitments is $479,220,000.”

(viii) The definition of the term “Incremental Term Loan” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Term Loan” means a Term Loan made in accordance with Section 2.15 (including a Term Loan constituting Credit Agreement Refinancing Indebtedness thereof made in accordance with Section 2.18) and pursuant to Section 2.01(e) (including Converted Incremental Term Loans).”

(ix) The definition of the term “Incremental Term Note” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Incremental Term Note” means a promissory note of the Company payable to any Incremental Term Lender or its registered assigns, in substantially the form of Exhibit A to First Refinancing Amendment, evidencing the aggregate Indebtedness of the Company to such Incremental Term Lender resulting from the Incremental Term Loans made by such Incremental Term Lender.”

(x) The definition of the term “Term Lender” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Lender” means a U.S. Term Lender, a U.K. Term Lender, a Euro Term Lender or an Incremental Term Lender, as the context may require.”

(xi) Definitions of the following terms are deleted in their entirety: “Initial Incremental Term Lender”, “Second Amendment” and “Second Amendment Effective Date”.

(xii) Clause (e) of Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(e)	The Incremental Term Borrowings. Subject to the terms and conditions set forth herein, each Incremental Term Lender party to First Refinancing Amendment severally agrees to make to the

Company (including pursuant to a Conversion) a single loan denominated in Dollars in a Dollar Amount equal to such Incremental Term Lender’s Incremental Term Commitment on the First Refinancing Amendment Effective Date. Amounts borrowed under this Section 2.01(e) and repaid or prepaid may not be reborrowed. Incremental Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.”

(xiii) Paragraph (a)(i) of Section 2.05 of the Credit Agreement is hereby amended by adding, “subject to clause (a)(iv) below” after the words “without premium or penalty” in the first sentence thereof.

(xiv) Section 2.05 of the Credit Agreement is hereby amended by adding at the end of such Section the following clause (iv):

“(iv)	All voluntary prepayments or mandatory prepayments required as a result of the incurrence of Indebtedness pursuant to Section 2.05(b)(iv) of Incremental Term Loans effected on or prior to the first anniversary of the First Refinancing Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of Indebtedness (including any replacement or incremental term loan facility effected pursuant to an amendment of this Agreement) incurred for the primary purpose of repaying, refinancing, substituting or replacing, in whole or in part, the Incremental Term Loans (and, in any event, excluding any repayment, refinancing, substitution or replacement of the Incremental Term Loans that may occur in connection with a larger strategic transaction of the Company) will be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment if the Applicable Rate or similar interest rate spread applicable to such Indebtedness is, or upon satisfaction of certain conditions could be, less than the Applicable Rate that would apply to the Incremental Term Loans (based on the definition of Applicable Rate as in effect on the First Refinancing Amendment Effective Date). Such fee shall be paid by the Company to the Administrative Agent, for the accounts of the relevant Incremental Term Lenders, on the date of such prepayment.”

(xv) Section 2.07 of the Credit Agreement is hereby amended by replacing the references to “Second Amendment Effective Date” in clause (f)(i) thereof with “First Refinancing Amendment Effective Date”.

(xvi) Section 7.10 of the Credit Agreement is hereby amended by replacing the words “or (b)” with the words “, (b)” and by inserting the following as a new clause (c):

“or	(c) in the case of any Incremental Term Loans made pursuant to the First Refinancing Amendment on the First Refinancing Amendment Effective Date, in a manner inconsistent with the uses set forth in the recitals in the First Refinancing Amendment”.

(xvii) Clause (iii) of Section 10.07(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii)	Notwithstanding the foregoing, clauses (b)(i)(A), (b)(i)(B), and (b)(ii)(B) of this Section 10.07 shall not apply to the primary assignments of Incremental Term Loans or Incremental Term Commitments by any Incremental Term Lender party to the First Refinancing Amendment (or its Affiliates and Approved Funds) with respect to which the Incremental Arranger has given written notice to the Administrative Agent and the Company on or before the First Refinancing Amendment Effective Date.”

SECTION 1.04. Amendment Effectiveness. The Amendment shall become effective as of the first date (the “First Refinancing Amendment Effective Date”) on which the following conditions have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from (i) the Borrowers, (ii) Holdings, (iii) each Incremental Term B Lender and (iv) the Administrative Agent, either (x) counterparts of this Amendment signed on behalf of such parties or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment. The aggregate amount of Incremental Term B Commitments shall constitute Credit Agreement Refinancing Indebtedness permitted by the Credit Agreement.

(b) The conditions to the making of the Incremental Term B Loans set forth in Section 1.02(e) hereof (other than clause (vi) thereof) shall have been satisfied.

(c) The Company shall have obtained Incremental Term B Commitments in an aggregate amount equal to $479,220,000. The Company shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 1.04 shall pay in full (i) all of the Original Incremental Term Loans (giving effect to any Conversion thereof), (ii) all accrued and unpaid fees and interest with respect to the Original Incremental Term Loans (including any such Original Incremental Term Loans that will be converted to Incremental Term B Loans on the First Refinancing Amendment Effective Date), and (iii) to the extent invoiced, any amounts payable to the Persons that are Incremental Term Lenders immediately prior to the First Refinancing Amendment Effective Date pursuant to Section 3.05 of the Credit Agreement, such payments to be made with the cash proceeds of the Incremental Term B Loans to be made on the First Refinancing Amendment Effective Date and other funds available to the Company.

(d) The Administrative Agent shall have received, in immediately available funds, payment or reimbursement of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, including, to the extent invoiced, the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

(e) The Administrative Agent shall have received, in immediately available funds, for the account of the Incremental Term B Lenders, payment of all fees owed to such Incremental Term B Lenders by the Borrowers on the First Refinancing Amendment Effective Date in connection with this Amendment and the transactions contemplated hereby.

The Administrative Agent shall notify the Borrowers, the Incremental Term B Lenders and the other Lenders of the First Refinancing Amendment Effective Date and such notice shall be conclusive and binding. Notwithstanding the foregoing, the amendment effected hereby shall not become effective, and the obligations of the Incremental Term B Lenders hereunder to make Incremental Term B Loans will automatically terminate, if each of the conditions set forth or referred to in Sections 1.02(e) and 1.04 hereof has not been satisfied at or prior to 5:00 p.m., New York City time, on February 1, 2011.

ARTICLE II.

Miscellaneous

SECTION 2.01. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrowers represent and warrant to each of the Lenders, including the Incremental Term B Lenders, and the Administrative Agent that, as of the First Refinancing Amendment Effective Date and after giving effect to the transactions and amendments to occur on the First Refinancing Amendment Effective Date, this Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrowers and constitutes, and the Credit Agreement, as amended hereby on the First Refinancing Amendment Effective Date, will constitute, its legal, valid and binding obligation, enforceable against each of the Loan Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 2.02. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement and the other Loan Documents specifically referred to herein.

(b) On and after the First Refinancing Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a Refinancing Amendment entered into pursuant to Section 2.18 of the Credit Agreement and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2.03. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York. The provisions of Section 10.17 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

SECTION 2.04. Costs and Expenses. The Borrowers agree to reimburse each of the Administrative Agent and J.P. Morgan Securities LLC for its reasonable out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and J.P. Morgan Securities LLC.

SECTION 2.05. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof.

SECTION 2.06. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their officers as of the date first above written.

SUNGARD DATA SYSTEMS INC.,

BY	/s/ Richard J. Obetz
	NAME:	RICHARD J. OBETZ
	TITLE:	VICE PRESIDENT, FINANCE

SUNGARD HOLDCO LLC,

BY	/s/ Victoria E. Silbey
	NAME:	VICTORIA E. SILBEY
	TITLE:	VICE PRESIDENT

SUNGARD UK HOLDINGS LIMITED,

BY	/s/ Victoria E. Silbey
	NAME:	VICTORIA E. SILBEY
	TITLE:	DIRECTOR

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent, Collateral Agent, Swing Line Lender And L/C Issuer,

BY	/s/ Ann B. Kerns
	NAME:	ANN B. KERNS
	TITLE:	VICE PRESIDENT

EXHIBIT A

To approve the Amendment: Name of Incremental Term B Lender, [ ]

BY
NAME:
TITLE: